Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

(amounts in thousands)

On December 15, 2021, Assertio Holdings, Inc. (“Assertio” or the “Company”), through its newly formed subsidiary, Otter Pharmaceuticals, LLC, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Antares Pharma, Inc. (“Antares”), and concurrently consummated the transactions contemplated by the Purchase Agreement (the “Closing”). Pursuant to the terms of the Purchase Agreement, the Company acquired Antares’ rights, title and interest in and to Otrexup® (methotrexate), a drug device combination single-dose once weekly auto-injector for subcutaneous use (“Otrexup”), including certain related assets, intellectual property and product inventory (the “Transaction”) for (i) $18,000 million in cash payable at the Closing, (ii) $16,021 million in cash payable on May 30, 2022 and (iii) and $10,000 million in cash payable on December 15, 2022. Pursuant to the terms of the Purchase Agreement, the Company also assumed certain contracts, liabilities and obligations of Antares relating to Otrexup.

The presentation of the unaudited pro forma condensed combined balance sheet gives effect to the Transaction as if it had occurred on September 30, 2021. The presentation of the unaudited pro forma condensed combined statements of comprehensive income reflects the combined results of operations as if the Transaction had occurred on January 1, 2020, the beginning of the Company’s 2020 fiscal year. The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Transaction in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

As discussed in Note 3 to the unaudited pro forma condensed combined financial statements, the Company has concluded, in accordance with U.S. GAAP, that Otrexup does not meet the definition of a business. However, for purposes of this Form 8-K, and in accordance with Rule 3-05 and Rule 11-01, the Transaction is considered the purchase of a business given the significance of the purchase consideration in relation to the size of Assertio, and since the historical revenue-generating activities from Otrexup will continue in essentially the same fashion following the Transaction.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (1) the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021 and its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2021 filed with the SEC on November 4, 2021 and (2) the Special Purpose Financial Statements of Otrexup as of and for the years ended December 31, 2020 and 2019, and as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020, included in this Form 8-K.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to be indicative of the future financial position or operating results of the combined operations and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Transaction.

ASSERTIO HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(in thousands)

	Assertio (Historical)	Otrexup (Historical) Adjusted for Reclassifications	Transaction Accounting Adjustments		Pro Forma Combined
		Note 2
ASSETS
Current assets
Cash and cash equivalents	$58,726	$-	$(18,000)	Note 3 (a)	$40,726
Accounts receivable, net	36,145				36,145
Inventories, net	5,481	4,116	3,347	Note 3 (b)(c)	12,944
Prepaid and other current assets	12,193				12,193
Total current assets	112,545	4,116	(14,653)		102,008
Property and equipment, net	1,678				1,678
Intangible assets, net	179,143	91	37,467	Note 3 (b)(d)	216,701
Other long-term assets	5,939				5,939
Total assets	$299,305	$4,207	$22,814		$326,326
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,666	$-	$-		$7,666
Accrued rebates, returns and discounts	43,830				43,830
Accrued liabilities	13,782		27,021	Note 3 (a)	40,803
Current portion of long-term debt	12,257				12,257
Contingent consideration, current portion	7,200				7,200
Interest payable	4,193				4,193
Other current liabilities	11,552				11,552
Total current liabilities	100,480	-	27,021		127,501
Long-term debt	66,410				66,410
Contingent consideration	30,759				30,759
Other long-term liabilities	4,796				4,796
Total liabilities	202,445	-	27,021		229,466
Commitment and contingencies
Shareholders' equity:
Common stock	4				4
Additional paid-in capital	530,689				530,689
Accumulated deficit	(433,833)				(433,833)
Total shareholders' equity	96,860	-	-		96,860
Total liabilities and shareholders' equity	$299,305	$-	$27,021		$326,326

ASSERTIO HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

Year ended December 31, 2020

(in thousands except per share data)

	Assertio (Historical)	Otrexup (Historical) Adjusted for Reclassifications	Transaction Accounting Adjustments		Pro Forma Combined
		Note 2
Revenues:
Product sales, net	$93,498	$15,913	$-		$109,411
Commercialization agreement, net	11,258				11,258
Royalties and milestones	1,519				1,519
Total revenues	106,275	15,913	-		122,188
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	19,872	4,232	3,347	Note 3 (b)(c)	27,451
Research and development expenses	4,213	41			4,254
Selling, general and administrative expenses	104,324	8,237			112,561
Amortization of intangible assets	24,783		4,173	Note 3 (d)	28,956
Loss on impairment of goodwill and intangible assets	17,432				17,432
Restructuring charges	17,806				17,806
Total costs and expenses	188,430	12,510	7,520		208,460
(Loss) income from operations	(82,155)	3,403	(7,520)		(86,272)
Other income (expense):
Gain on sale of Gralise	126,655				126,655
Loss on debt extinguishment	(56,113)				(56,113)
Loss on sale of NUCYNTA	(14,749)				(14,749)
Interest expense	(15,926)				(15,926)
Other loss	(3,225)				(3,225)
Total other income	36,642	-	-		36,642
Net (loss) income before income taxes	(45,513)	3,403	(7,520)		(49,630)
Income tax benefit	17,369		1,029	Note 4	18,398
Net (loss) income and Comprehensive (loss) income	$(28,144)	$3,403	$(6,491)		$(31,232)

Basic net loss per share	$(0.27)				$(0.30)
Diluted net loss per share	$(0.27)				$(0.30)

Shares used in computing basic net loss per share	104,835				104,835
Shares used in computing diluted net loss per share	104,835				104,835

ASSERTIO HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

Nine months ended September 30, 2021

(in thousands except per share data)

	Otrexup	Transaction
	Assertio	(Historical)	Accounting		Pro Forma
	(Historical)	Adjusted for Reclassifications	Adjustments		Combined
		Note 2
Revenues
Product sales, net	$77,271	$11,061	$-		$88,332
Royalties and milestones	1,391				1,391
Other revenue	(976)				(976)
Total revenues	77,686	11,061	-		88,747
Costs and expenses
Cost of sales	10,936	2,994			13,930
Research and development expenses	-	21			21
Selling, general and administrative expenses	43,279	5,334			48,613
Amortization of intangible assets	20,939		3,130	Note 3 (d)	24,069
Restructuring charges	1,089				1,089
Total costs and expenses	76,243	8,349	3,130		87,722
Income from operations	1,443	2,712	(3,130)		1,025
Other income (expense):
Interest expense	(7,783)				(7,783)
Other gain	747				747
Total other expense	(7,036)	-	-		(7,036)
Net (loss) income before income taxes	(5,593)	2,712	(3,130)		(6,011)
Income tax (expense) benefit	(294)		104	Note 4	(190)
Net (loss) income and Comprehensive (loss) income	$(5,887)	$2,712	$(3,025)		$(6,200)

Basic net loss per share	$(0.14)				$(0.15)
Diluted net loss per share	$(0.14)				$(0.15)

Shares used in computing basic net loss per share	42,550				42,550
Shares used in computing diluted net loss per share	42,550				42,550

Assertio Holdings, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared by the Company in accordance with Article 11 of Regulation S-X, are subject to change and are not necessarily indicative of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in future periods. The Company believes the fair value recognized for the assets acquired are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The financial statements included in the unaudited pro forma condensed combined financial statements have been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that reflect the accounting for the Transaction in accordance with U.S. GAAP. Where applicable, Assertio has disclosed those adjustments that will not recur in the Company's results of operations beyond a year from the date of the Transaction.

The unaudited pro forma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by Assertio. The accounting policies of Otrexup have been determined to be similar in all material respects to Assertio's accounting policies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial statements.

Note 2. Reclassifications

Certain reclassifications have been made to the historical presentation of Otrexup to conform to the financial statement presentation of Assertio, as follows:

As of September 30, 2021

		Reclassification
		adjustment to
		conform Otrexup	Otrexup
	Otrexup	to Assertio	(Historical)
	Historical Line Items	presentation	Adjusted for Reclassifications
(amounts in thousands)
Inventory	4,116	(4,116)	-
Inventories, net		4,116	4,116
Identified intangible assets, net (patents)	91	(91)	-
Intangible assets, net		91	91

Year Ended December 31, 2020

		Reclassification
		adjustment to
		conform Otrexup	Otrexup
	Otrexup	to Assertio	(Historical)
	Historical Line Items	presentation	Adjusted for Reclassifications
(amounts in thousands)
Net product revenue	$15,913	$(15,913)	$-
Product sales, net		15,913	15,913
Cost of product sales	4,232	(4,232)	-
Cost of sales (excluding amortization of intangible assets)		4,232	4,232
Research and development	41	(41)	-
Research and development expenses		41	41
Selling, general and administrative	8,237	(8,237)	-
Selling, general and administrative expenses		8,237	8,237

Nine Months Ended September 30, 2021

		Reclassification
		adjustment to
		conform Otrexup	Otrexup
	Otrexup	to Assertio	(Historical)
	Historical Line Items	presentation	Adjusted for Reclassifications
(amounts in thousands)
Net product revenue	$11,061	$(11,061)	$-
Product sales, net		11,061	11,061
Cost of product sales	2,994	(2,994)	-
Cost of sales		2,994	2,994
Research and development	21	(21)	-
Research and development expenses		21	21
Selling, general and administrative	5,334	(5,334)	-
Selling, general and administrative expenses		5,334	5,334

Note 3. Transaction Accounting Adjustments

Assertio has accounted for the acquisition of Otrexup as an acquisition of assets in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations, and Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized assets acquired based on their estimated fair values on the acquisition date. Due to the screen test as required by ASU 2017-01, the acquisition does not meet the definition of a business as, based on the final terms of the Transaction on the closing date, substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset. Furthermore, Assertio concluded that the acquisition does not meet the definition of a business since a substantive process was not acquired. Specifically, (1) no manufacturing, back office, or other employees are transferring to Assertio, (2) Assertio is not acquiring, inheriting or assuming third-party manufacturing contracts essential to the manufacturing of Otrexup, and (3) Assertio is not acquiring certain patent rights, trademarks, manufacturing know-how, and other intellectual property that would be critical to the ability to manufacture Otrexup itself or through a contract with a third party.

For pro forma purposes, the Company has preliminarily allocated the purchase consideration to the acquired assets based on their relative estimated fair values. Therefore, as discussed further below, the assets acquired are provisional and will be finalized after the Company receives and reviews all available data and completes its detailed valuation analysis.

(a) Purchase consideration

The following table summarizes the components of the purchase consideration:

Pro Forma
Adjustment
(amounts in thousands)
Closing cash payment	18,000
Deferred cash payments(i)	26,021
Total purchase price	44,021
Transaction costs(ii)	1,000
Total purchase consideration	45,021

(i)	Under the terms of the Transaction, Assertio is to make a $16,021 payment to Antares on May 30, 2022 and a $10,000 payment to Antares on December 15, 2022

(ii)	Assertio incurred approximately $1,000 of transaction costs subsequent to September 30, 2021.

(b) Preliminary purchase price allocation

Assertio has performed a preliminary analysis of the fair value of the Otrexup assets acquired. Assertio has estimated the allocation of the purchase consideration to acquired assets based on their relative fair value. This preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the unaudited pro forma condensed combined balance sheet and statements of comprehensive income. For purposes of preparing the unaudited pro forma condensed combined financial statements, the fair value amounts and corresponding purchase price allocation incorporate the amount of Otrexup assets on hand as of September 30, 2021 or January 1, 2020, as applicable, as required under Article 11. These amounts are different than those on hand at Closing. The final purchase price allocation will incorporate the Otrexup assets on hand at Closing and will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation is expected to be completed when the Company files its report on Form 10-K for the year ended December 31, 2021 and could differ materially from the preliminary allocation used in preparing the transaction accounting adjustments.

The following table summarizes the allocation of the purchase consideration:

		Less:
	Preliminary	Otrexup	Pro Forma
	Purchase Price Allocation	(Historical)	Adjustment
(amounts in thousands)
Inventories	7,463	(4,116)	3,347
Intangible assets	37,558	(91)	37,467
Total assets acquired	45,021	(4,207)	40,814

(c) Inventories

As part of the preliminary valuation analysis, Assertio estimated the purchase price allocation to acquired inventories. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. The unaudited pro forma condensed combined statements of comprehensive income for the year ended December 31, 2020 are also adjusted to increase cost of sales by the same amount as the inventory is expected to be sold within 12 months of the acquisition date. Accordingly, this adjustment will not affect the Company’s results of operations beyond 12 months after the acquisition date.

(d) Intangible assets, net

As part of the preliminary valuation analysis, Assertio identified as an intangible asset the acquired rights to market and sell Otrexup in the United States (the "product rights"). The products rights consist of certain patents and trademarks, at-market contracts and regulatory approvals, customer lists, marketing assets, and other records, and have been valued as a single intangible asset as they are inextricably linked. The fair value of the product rights was determined primarily using an income approach, namely a discounted cash flow model. The preliminary estimate of fair value will likely differ from the final amount Assertio will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited pro forma condensed combined financial statements. However, a 10% change in fair value would not have a material impact on the balance of acquired inventory or amortization expense, assuming a useful life of 9 years.

The following table summarizes the estimated fair value of the acquired product rights and its estimated useful life and uses a straight-line basis of amortization:

			Amortization Expense	Amortization Expense
	Preliminary	Useful	Year Ended	Nine Months Ended
	Purchase Price Allocation	Life	December 31, 2020	September 30, 2021
(amounts in thousands)
Product rights	37,558	9	4,173	3,130

Note 4: Income Taxes

The pro forma presentation of the effect on income tax expense (benefit) was calculated using the U.S. estimated statutory rate. The adjustments are summarized in the following tables:

Year Ended December 31, 2020

	Net (loss) income
	before income taxes	Statutory Tax Rate	Income tax (expense) benefit
(amounts in thousands except tax rate)
Combined pro forma adjustments to net (loss) income before income taxes(i)	$(7,520)	25%	$1,880
less: income tax on Otrexup income before taxes	3,403	25%	(851)
Pro forma adjustment			$1,029

(i)	The tax effects of the adjustment to inventory described in Note 3(c) will not affect the Company’s results of operations beyond 12 months after the acquisition date.

Nine months Ended September 30, 2021

	Net (loss) income
	before income taxes	Statutory Tax Rate	Income tax (expense) benefit
(amounts in thousands except tax rate)
Combined pro forma adjustments to net (loss) income before income taxes	$(3,130)	25%	$782
less: income tax on Otrexup income before taxes	2,712	25%	(678)
Pro forma adjustment			$104